EX-99.906.CERT

CERTIFICATION

Dr. Joel M. Shulman, Principal Executive Officer and Principal Financial Officer of EntrepreneurShares Series Trust (the “Registrant”), certifies to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
EntrepreneurShares Series Trust	EntrepreneurShares Series Trust

/s/ Joel M. Shulman	/s/ Joel M. Shulman
Dr. Joel M. Shulman, Principal Executive Officer	Dr. Joel M. Shulman, Principal Financial Officer
September 17, 2026	September 17, 2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.